December 31, 2011
THE SUMMIT SOFTWARE DIVISION OF TRI-TEL COMMUNICATIONS, INC. Financial Statements Year Ended December 31, 2012 WITH INDEPENDENT AUDITORS’ REPORT

Summit Software

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITORS’ Report	2

Financial Statements:

Balance Sheets	3

Statements of Operations	4

Statement of Changes in Owner’s Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7–11

Summit Software

INDEPENDENT AUDITORS’ REPORT

Owner

Summit Software, a Division of Tri-Tel Communications, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Summit Software, a Division of Tri-Tel Communications, Inc. which comprise the balance sheet as of December 31, 2012, and the related statement of operations, changes in owner’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Software, a Division of Tri-Tel Communications, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The financial statements of Summit Software, a Division of Tri-Tel Communications, Inc. for the year ended December 31, 2011 and the quarters ended March 31, 2013 and 2012 are not audited and we express no opinion on those statements.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, N.Y.

July 1, 2013

Summit Software

BALANCE SHEETS

	December 31,		March 31,
	2012	2011	3013
ASSETS	(audited)	(unaudited)	(unaudited)
Current assets:
Cash	$33,137	$109,364	$5,393
Accounts receivable	465,948	234,078	528,664
Prepaid expenses	–	–	17,335
Total current assets	499,085	343,442	551,392
Deferred tax assets	516,463	385,713	549,150
Property & equipment, net	879,799	910,084	872,228
Goodwill	4,650,000	4,650,000	4,650,000
Total assets	$6,545,347	$6,289,239	$6,622,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$279,052	$49,968	$1,373,177
Accrued payroll and related taxes	14,565	11,899	12,493
Deferred revenues	19,000	26,301	18,684
Current deferred tax liabilites	7,453	10,317	7,329
Total current liabilities	320,070	98,485	1,411,683
Related party advances	4,038,373	4,840,541	2,782,329
Total liabilities	4,358,443	4,939,026	4,194,012

Commitments and contingencies

Owner's equity:
Retained earnings	2,186,904	1,350,213	2,428,758
Total owner's equity	2,186,904	1,350,213	2,428,758

Total liabilities and owners’ equity	$6,545,347	$6,289,239	$6,622,770

The accompanying notes are an integral part of these financial statements.

Summit Software

STATEMENTS OF OPERATIONS

	Year Ended December 31,		Quarter Ended March 31,
	2012	2011	2013	2012
	(audited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$2,490,773	$1,931,947	$717,888	$603,889

Cost of revenues	616,570	551,520	173,666	125,882

Gross profit	1,874,203	1,380,427	544,222	478,007

Selling, general and administrative expenses	687,542	641,362	192,830	176,767
Depreciation and amortization	30,285	30,285	7,571	7,571

Net income before the provision for income tax	1,156,376	708,780	343,821	293,669

Provision for income taxes	319,685	148,498	101,967	80,959

Net income	$836,691	$560,282	$241,854	$212,710

The accompanying notes are an integral part of these financial statements.

Summit Software

STATEMENT OF CHANGES IN OWNER’S EQUITY

	Retained	Owner's
	Earnings	Equity

Balances as December 31, 2011 (unaudited)	$1,350,213	$1,350,213

Net income for the year ended December 31, 2012	836,691	836,691

Balances as December 31, 2012 (audited)	2,186,904	2,186,904

Net income for the quarter ended March 31, 2013	241,854	241,854

Balances as March 31, 2013 (unaudited)	$2,428,758	$2,428,758

The accompanying notes are an integral part of these financial statements.

Summit Software

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Quarter Ended March 31,
	2012	2011	2013	2012
	(audited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$836,691	$560,282	$241,854	$212,710
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	30,285	30,285	7,571	7,571
Changes in operating assets and liabilities:
Accounts receivable	(231,870)	225,941	(62,716)	(68,028)
Prepaid expenses	–	–	(17,335)	(15,000)
Deferred income taxes	(133,614)	(129,344)	(32,811)	(34,159)
Accounts payable and accrued liabilities	229,084	25,175	1,094,125	(233,436)
Accrued payroll and related taxes	2,666	244	(2,072)	9,759
Deferred revenues	(7,301)	3,584	(316)	(3,753)
Net cash provided by (used in) operating activities	725,941	716,167	1,228,300	(124,336)

Cash flows from financing activities:
Advances from related parties – net	(802,168)	(718,241)	(1,256,044)	54,499
Net cash used in (provided by) financing activities	(802,168)	(718,241)	(1,256,044)	54,499

Change in cash	(76,227)	(2,074)	(27,744)	(69,837)

Cash at beginning of period	109,364	111,438	33,137	109,364

Cash at end of period	$33,137	$109,364	$5,393	$39,527

The accompanying notes are an integral part of these financial statements.

Summit Software

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2012 (audited) and 2011 (unaudited)

Quarters Ended March 31, 2013 (unaudited) and 2012 (unaudited)

1.	Description of Business

Summit Software (“Summit”) is a division of Tri-Tel Communications, Inc. (“Tri-Tel”), a New York corporation, and is based in Little Rock, Arkansas.   Summit was founded as Summit Software, Inc. in 1982 before its acquisition by Tri-Tel on January 4, 2008.  Summit provides enterprise software applications and cloud-based hosting solutions for the professional employer organization (“PEO”) and staffing industries.  Included in its suite of products is the Summit APEX payroll processing system, StaffSoft candidate tracking system and client contact management, general ledger and web self-service modules.  Summit’s applications allow more than 270 PEO and staffing clients to customize a comprehensive plan for their clients that alleviates the burden of business and human resource management. Summit’s client base ranges in size from start up firms to those managing tens of thousands of employees.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation.  The accounts are insured up to $250,000.  The balances, at times, exceed federally insured limits.  The Company has not experienced any losses to date on such accounts and management believes that there is little risk of loss.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount.  Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest.  Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Changes in the estimated collectability of trade receivables are recorded in results of operations for the period in which the estimate is revised.  Trade receivables that are deemed uncollectible are offset against the allowance for doubtful accounts.

Although Summit’s customers have the right to terminate their subscription contracts under certain conditions, management considers this likelihood to be remote based on the critical enterprise nature of its software and does not record an allowance for such cancellations.

Goodwill

Goodwill represents the cost of acquiring a business that exceeds the net fair value ascribed to its identifiable assets and liabilities.  Goodwill is not subject to amortization but is tested for impairment annually and whenever events or circumstances change, such as a significant adverse change in the economic climate that

Summit Software

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2012 (audited) and 2011 (unaudited)

Quarters Ended March 31, 2013 (unaudited) and 2012 (unaudited)

would make it more likely than not that impairment may have occurred.  If the carrying value of goodwill exceeds its fair value, an impairment loss is recognized.

Related Party Transactions

Related party advances are loans from Tri-Tel and other affiliates of Tri-Tel’s sole owner, Mr. Robert Cassera (collectively,  “Tri-State”).  These advances consist of amounts related to Tri-Tel’s acquisition of Summit in 2008, amounts due to Tri-Tel for income taxes and other working capital advances and repayments.

Revenue Recognition

Software and related service revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.    Multi-year licensing arrangements typically include a perpetual license for current products combined with rights to receive future versions of software products on a when-and-if-available basis and are accounted for as subscriptions, with billings recorded as deferred revenue and recognized as revenue ratably over the billing coverage period. Revenue from certain arrangements that allow for the use of a product or service over a period of time without taking possession of software are also accounted for as subscriptions.

Advertising

Advertising costs are expensed as incurred.  Summit recorded advertising expenses of $305 (audited) and $30,475 (unaudited) for the years ended December 31, 2012 and 2011, respectively, and $153 (unaudited) and no expense (unaudited) for the quarters ended March 31, 2013 and 2012, respectively.

Income Taxes

Summit is included in the tax returns of Tri-Tel.  Income taxes are accounted for in accordance with US GAAP as if it was a separate company using the liability method.  The liability method provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount of tax benefits expected to be realized.

US GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that would likely be sustained under examination.

Any current liability for income taxes is included in the related party advances liability section of the balance sheet.

Summit Software

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2012 (audited) and 2011 (unaudited)

Quarters Ended March 31, 2013 (unaudited) and 2012 (unaudited)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions are adequate, actual results could differ from the estimates and assumptions used.

3.	Concentration of Credit Risk

No customers accounted for more than 10% of Summit’s revenues for the years ended December 31, 2012 and 2011 or the quarters ended March 31, 2013 and 2012; as a result, management does not believe that the loss of any one customer would have a material business impact.

4.	Property & Equipment

Property and equipment, at cost, consists of the following at December 31, 2012 and 2011 and March 31, 2013:

	Estimated	December 31,		March 31,
	Useful Life	2012	2011	3013
		(audited)	(unaudited)	(unaudited)
Property & equipment:
Building	39 Years	$1,000,000	$1,000,000	$1,000,000
Equipment	3–5 Years	18,962	18,962	18,962
Total property & equipment		1,018,962	1,018,962	1,018,962
Accumulated depreciation		(139,163)	(108,878)	(146,734)
Net property & equipment		$879,799	$910,084	$872,228

Depreciation expense was $30,285 for each of the years ended December 31, 2012 and 2011 (2011 is unaudited) and $7,571 (unaudited) for each of the quarters ended March 31, 2013 and 2012.

5.	Goodwill

Summit’s goodwill of $4.65 million resulted from its acquisition by Tri-Tel in 2008.  Summit’s most recent business operations does not indicate any impairment as of December 31, 2012 (see Note 9).

Summit Software

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2012 (audited) and 2011 (unaudited)

Quarters Ended March 31, 2013 (unaudited) and 2012 (unaudited)

6.	Deferred Revenues

Summit recognized revenue in accordance with its revenue recognition policy (see Note 2) that resulted in deferred revenue balances of $19,000 (audited), $26,301 (unaudited) and $18,684 (unaudited) on December 31, 2012, December 31, 2011 and March 31, 2013, respectively.

7.	Related Party Revenues

Summit recorded related party revenues from Tri-State of $80,000 for each of the years ended December 31, 2012 and 2011 (2011 is unaudited).  Related party revenues of $20,000 (unaudited) were recognized for each of the quarters ended March 31, 2013 and 2012.

8.	Income Taxes

The provision for income taxes is as follows:

	Year Ended December 31,		Quarter Ended March 31,
	2012	2011	2013	2012
	(audited)	(unaudited)	(unaudited)	(unaudited)
Current:
Federal	$404,473	$247,915	$120,261	$102,718
State and local	48,826	29,927	14,517	12,400
Total current	453,299	277,842	134,778	115,118

Deferred:
Federal	(119,222)	(115,412)	(29,277)	(30,480)
State and local	(14,392)	(13,932)	(3,534)	(3,679)
Total deferred	(133,614)	(129,344)	(32,811)	(34,159)
Total provision for income taxes	$319,685	$148,498	$101,967	$80,959

Amounts included in due to related parties totaled $1,089,314 (audited), $636,015 (unaudited) and $1,224,092 (unaudited) on December 31, 2012, December 31, 2011 and March 31, 2013, respectively.   The effective tax rate of 39.2% was based on a 35% statutory federal income tax rate and 4.2% effective state income tax rate (a statutory rate of 6.5% less the benefit for federal tax).

Summit Software

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2012 (audited) and 2011 (unaudited)

Quarters Ended March 31, 2013 (unaudited) and 2012 (unaudited)

9.	Subsequent Events

On May 7, 2013 (the “Acquisition Date”), Tri-Tel entered in to an asset purchase agreement in pursuant to which Corporate Resource Services Group, Inc. (“CRS Group”) acquired Summit. CRS Group’s parent company, Corporate Resource Services, Inc. (“CRS”), was 90.5% owned by Tri-State as of the Acquisition Date.

Because Summit, Tri-Tel and CRS are all controlled by Tri-State and its affiliates, the acquisition is being recorded using the pooling-of-interest method as required under US GAAP for business combinations of entities under common control.  Consequently, no goodwill will be recognized and pushed-down upon recording this acquisition, and Summit’s future individual financial statements will reflect its assets and liabilities at their existing recorded amounts.

Pursuant to the terms of the agreement, CRS Group  acquired certain assets and assumed certain liabilities in exchange for 21,000,000 shares of CRS common stock, valued at $0.65 per share, or $13.75 million, the agreed upon value of Summit’s business operations.

Summit did not identify any further subsequent events that required additional disclosure or adjustments in our financial statements through the date the financial statements were available to be issued.